SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
☑	Definitive Information Statement

UAN POWER CORP.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:
2.	Form Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

UAN POWER CORP.
102 North Avenue
Mount Clemens, Michigan 48043

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Uan Power Corp., a Delaware corporation, to the holders of record at the close of business on the record date, June 16, 2014 of our corporation's outstanding common stock, $0.00001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

•	an amendment to our Articles of Incorporation to increase the authorized capital from 250,000,000 shares of common stock, par value $0.00001 per share to 400,000,000 shares of common stock, par value $0.00001 per share (the "Amendment"), the preferred stock to remain unchanged.

Our Board of Directors approved the Amendment to our authorized share capital for the increase in our authorized share capital in order to enhance our corporation's ability to attract future financing to develop and operate our business.

Our Board of Directors unanimously approved the Amendment to our Articles of Incorporation on June 16, 2014.

Subsequent to our Board of Directors' approval of the Amendment, the holders of the majority of the outstanding common shares of our corporation gave us their written consent to the Amendment to our Articles of Incorporation on June 16, 2014. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Title 8, Chapter 1 of the General Corporation Law, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Delaware Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors have fixed the close of business on June 16, 2014 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 78,273,000 shares of our common stock issued and outstanding on June 16, 2014. We anticipate that this Information Statement will be mailed on or about July 22, 2014 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since June 30, 2013, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;
2.	any proposed nominee for election as a director of our corporation; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment to our authorized capital or to the Sale, as more particularly described herein.

Principal Shareholders and Security Ownership of Management

As of June 16, 2014, we had a total of 78,273,000 shares of common stock ($0.00001 par value per share) issued and outstanding.

The following table sets forth, as of June 16, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Parashar Patel	150,000	*
Wan-Fang Liu	27,500,000	35.13%
Chih-Hung Cheng	3,750,000	4.79%
Chih-Wei Chuang	2,005,000	2.56%
Yun-Mi Han	Nil	Nil
Dr. Hans C. Justice Chang	Nil	Nil
Directors and Executive Officers as a Group	33,405,000	42.70%

*represents a holding of less than 1%

(1) Based on 78,273,000 shares of common stock issued and outstanding as of June 16, 2014. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Amendment to OUR CORPORATION'S Articles

Our Amended Articles of Incorporation (the "Articles") currently authorize the issuance of 250,000,000 shares of common stock, $0.00001 par value and 20,000,000 preferred stock. On June 16, 2014 our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to increase our authorized shares of common stock to 400,000,000 shares, the preferred stock to remain unchanged.

The general purpose and effect of the amendment to our corporation's Articles is to increase our authorized share capital which will enhance our corporation's ability to finance the development and operation of our business.

Our board of directors approved the amendment to our corporation's Articles to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares and that of our preferred shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any agreements for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The amendment to our corporation's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the Amendment to our Articles was obtained by written consent of six shareholders owning 40,063,000 shares of our common stock, which represented 51.18% on June 16, 2014. The increase in our authorized capital will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Delaware Secretary of State.

dissenters rights

Under Delaware law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendment to our Articles of Incorporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Uan Power Corp. has duly caused this report to be signed by the undersigned hereunto authorized.

July 30, 2014

UAN POWER CORP.

By: /s/ Parashar Patel

Parashar Patel
President and Director

SCHEDULE A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF
UAN POWER CORP.

a Delaware Corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

UAN POWER CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), through its duly authorized officers and by authority of its Board of Directors do hereby certify:

FIRST: That in accordance with the provisions of Section 242 of the GCL, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Section 4.1 of Article 4 "Capital Stock" of the Corporation’s Certificate of Incorporation be amended in its entirety as follows:

"4.1 Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Four Hundred Twenty Million (420,000,000), of which Four Hundred Million (400,000,000) shares shall be Common Stock, having a par value of $0.00001 per share and Twenty Million (20,000,000) shares shall be Preferred Stock, having par value of $0.00001 per share."

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the GCL, a majority of the Corporation's stockholders approved and authorized the foregoing amendment (the "Amendment") by written consent in lieu of a meeting.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

FOURTH: That the Certificate of Amendment of the Certificate of Incorporation shall be effective on July _____, 2014.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Parashar Patel, its duly authorized President and Principal Executive Officer this _____ day of July, 2014.

By: _____________________________________ Parashar Patel President and Chief Executive Officer